Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS SECOND-QUARTER 2020 RESULTS
AND RAISES 2020 GUIDANCE

PROVO, Utah — Aug. 5, 2020 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced second-quarter results above expectations and raised its revenue and earnings per share guidance for 2020.

Executive Summary
Q2 2020 vs. Prior-Year Quarter

Revenue:	$612.4 million; (2%) • (3%) fx impact or ($19.8) million
Earnings Per Share (EPS):	$0.81; (2%)
Sales Leaders:	56,036; (9%)
Customers:	1,499,900; +29%

“Our business performed well above expectations in the second quarter of 2020 driven by our socially enabled business model, strategic investments in technology and manufacturing, and our balanced product portfolio,” said Ritch Wood, chief executive officer. “Strong global customer growth of 29 percent in the quarter, driven by our focus on empowering sales leaders to reach more customers, resulted in constant currency revenue growth due to the strength of our business in the Americas and Europe. Our Mainland China business continues to recover with slight sequential revenue improvement and strong customer growth.

“I am particularly proud of the way our global sales leaders have embraced socially enabled commerce, with more than 85 percent of revenue in the quarter coming through digital transactions. In addition, our manufacturing division generated 20 percent revenue growth and increased stability in our supply chain. In the first half, we generated strong cash from operations, raised our dividend, strengthened our balance sheet and reduced our outstanding shares by nearly eight percent.”

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 2
Q2 2020 Year-Over-Year Operating Results

Revenue:	$612.4 million compared to $623.5 million • (3%) fx impact or ($19.8) million
Gross Margin:	74.8% compared to 75.3% • Nu Skin business was 77.6% compared to 77.8%
Selling Expenses:	40.6% compared to 39.4% • Nu Skin business was 43.3% compared to 41.5%
G&A Expenses:	24.7% compared to 24.0%
Operating Margin:	9.5% compared to 11.9%
Other Income / (Expense):	$1.6 million compared to ($3.3) million
Income Tax Rate:	29.8% compared to 34.6%
EPS:	$0.81 compared to $0.83

Stockholder Value

Dividend Payments:	$19.4 million
Stock Repurchases:	$46.5 million • $362.8 million remaining in authorization

Q3 and Full-Year 2020 Outlook

Q3 2020 Revenue:	$605 to $635 million; +3 to 8% • Approximately (1 to 2%) fx impact
Q3 2020 EPS:	$0.78 to $0.88
2020 Revenue:	$2.37 to $2.45 billion; (2%) to +1% • Approximately (2 to 3%) fx impact
2020 EPS	$2.85 to $3.10

“Our performance so far this year gives us confidence for the second half and momentum as we move into 2021. We believe the improved productivity of our sales leaders is driving strong customer growth and will lead to sales force expansion as we move toward the introduction of our ageLOC Boost device and Nutricentials Bioadaptive Skin Care in the second half. We will continue to focus on the expansion of our socially enabled business around the world with the release of our latest digital tool, Vera, a personal product recommendation app. Overall, we are confident in the direction of our strategy and the future ahead,” Wood concluded.

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 3
Mark Lawrence, chief financial officer, added, “We delivered results above expectations and achieved constant currency revenue growth ahead of schedule. Given our performance in the first half and continued trends in our customer and sales leader pipeline, we are raising our guidance for the year. As we look ahead to the third quarter, we anticipate revenue of $605 to $635 million, which includes 1 to 2 percent unfavorable foreign currency impact, and earnings per share of $0.78 to $0.88. We are raising our 2020 revenue guidance to $2.37 to $2.45 billion, which reflects a negative foreign currency impact of 2 to 3 percent, and we anticipate annual earnings per share of $2.85 to $3.10.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Aug. 19, 2020.

About Nu Skin Enterprises, Inc.
Founded more than 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies to change the world with sustainable solutions, opportunities, technologies and life-improving values. The company currently focuses its efforts around innovative consumer products, product manufacturing and controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and Rhyz, our strategic investment arm that includes a collection of sustainable manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskinenterprises.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, product launches, customers and sales leaders, benefits to shareholders, strategies and initiatives; statements of management’s expectations regarding the future status of the COVID-19 pandemic globally and across the company’s markets, and government and public behavior in response to such status; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “continue,” “anticipate,” “project,” “outlook,” “guidance,” “plan,” “continue,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 outbreak, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

 The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 5
The following table sets forth revenue for the three-month periods ended June 30, 2020 and 2019 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended June 30,			Constant- Currency
	2020	2019	Change	Change
Nu Skin
Mainland China	$146,332	$185,333	(21%)	(18%)
Americas/Pacific	127,919	92,841	38%	48%
South Korea	76,915	84,732	(9%)	(5%)
Southeast Asia	66,829	75,395	(11%)	(9%)
Japan	68,291	65,251	5%	2%
EMEA	50,776	43,400	17%	21%
Hong Kong/Taiwan	37,161	43,712	(15%)	(17%)
Other	(85)	1,249	(107%)	(107%)
Total Nu Skin	574,138	591,913	(3%)	—
Manufacturing	37,918	31,557	20%	20%
Grow Tech	310	30	933%	933%
Total	$612,366	$623,500	(2%)	1%

The following table sets forth revenue for the six-month periods ended June 30, 2020 and 2019 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,			Constant- Currency
	2020	2019	Change	Change
Nu Skin
Mainland China	$284,028	$393,821	(28%)	(25%)
Americas/Pacific	202,492	179,297	13%	21%
South Korea	152,634	168,585	(9%)	(5%)
Southeast Asia	136,415	147,890	(8%)	(6%)
Japan	129,591	127,360	2%	—
EMEA	86,179	85,218	1%	4%
Hong Kong/Taiwan	72,988	84,270	(13%)	(15%)
Other	688	(177)	(489%)	(488%)
Total Nu Skin	1,065,015	1,186,264	(10%)	(7%)
Manufacturing	65,065	60,829	7%	7%
Grow Tech	314	30	947%	947%
Total	$1,130,394	$1,247,123	(9%)	(7%)

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 6
The company's Customers and Sales Leaders statistics by segment as of June 30, 2020 and 2019 are presented in the following table:

	As of June 30, 2020		As of June 30, 2019		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	321,946	17,104	226,877	24,336	42%	(30%)
Americas/Pacific	424,236	10,787	253,684	8,161	67%	32%
South Korea	159,926	6,881	180,365	7,239	(11%)	(5%)
Southeast Asia	155,822	6,790	137,450	7,417	13%	(8%)
Japan	125,332	6,011	127,900	5,931	(2%)	1%
EMEA	247,057	5,120	164,055	4,256	51%	20%
Hong Kong/Taiwan	65,581	3,343	70,089	4,223	(6%)	(21%)
Total	1,499,900	56,036	1,160,420	61,563	29%	(9%)

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$612,366	$623,500	$1,130,394	$1,247,123
Cost of sales	154,110	154,028	279,903	300,692
Gross profit	458,256	469,472	850,491	946,431

Operating expenses:
Selling expenses	248,628	245,828	454,670	495,536
General and administrative expenses	151,554	149,442	301,182	308,040
Total operating expenses	400,182	395,270	755,852	803,576

Operating income	58,074	74,202	94,639	142,855
Other income (expense), net	1,581	(3,326)	(4,593)	(6,174)

Income before provision for income taxes	59,655	70,876	90,046	136,681
Provision for income taxes	17,804	24,527	28,465	47,330

Net income	$41,851	$46,349	$61,581	$89,351

Net income per share:
Basic	$0.81	$0.83	$1.15	$1.61
Diluted	$0.81	$0.83	$1.15	$1.59

Weighted-average common shares outstanding (000s):
Basic	51,872	55,536	53,466	55,486
Diluted	51,925	55,943	53,502	56,030

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Nu Skin Enterprises Reports Second-quarter 2020 Results, Raises Guidance	Page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$375,512	$335,630
Current investments	10,788	8,413
Accounts receivable, net	64,371	50,378
Inventories, net	261,969	275,891
Prepaid expenses and other	73,200	69,854
Total current assets	785,840	740,166

Property and equipment, net	444,848	453,604
Right-of-use assets	142,700	144,326
Goodwill	196,573	196,573
Other intangible assets, net	76,161	80,321
Other assets	148,371	154,016
Total assets	$1,794,493	$1,769,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,655	$38,979
Accrued expenses	337,980	290,281
Current portion of long-term debt	95,000	27,500
Total current liabilities	484,635	356,760

Operating lease liabilities	103,043	105,701
Long-term debt	319,932	334,461
Other liabilities	94,871	96,795
Total liabilities	1,002,481	893,717

Stockholders’ equity:
Class A common stock	91	91
Additional paid-in capital	563,115	557,544
Treasury stock, at cost	(1,427,064)	(1,324,826)
Accumulated other comprehensive loss	(93,441)	(85,292)
Retained earnings	1,749,311	1,727,772
Total stockholders' equity	792,012	875,289
Total liabilities and stockholders’ equity	$1,794,493	$1,769,006

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577